Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Willdan Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	—	—	—	—	—	—	—	—	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01 per share(1)	415(a)(6)	(2)	(3)	(3)
	Equity	Preferred Stock, par value $0.01 per share(1)	415(a)(6)	(2)	(3)	(3)
	Debt	Debt Securities(1)	415(a)(6)	(2)	(3)	(3)
	Other	Warrants(1)	415(a)(6)	(2)	(3)	(3)
	Other	Rights(1)	415(a)(6)	(2)	(3)	(3)
	Other	Units(1)	415(a)(6)	(2)	(3)	(3)
	Total	Unallocated (Universal) Shelf(4)	415(a)(6)	(2)	(3)	$250,000,000		$27,275	S-3	333-254483	March 25, 2021	$27,275
	Total Offering Amounts					$250,000,000
	Total Fees Previously Paid							$27,275
	Total Fee Offsets							N/A
	Net Fee Due							$0

(1)	Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.

(2)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of rights and units, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock, rights, units and/or debt securities to be sold by the Registrant from time to time at unspecified prices which shall have an aggregate initial offering price not to exceed $250,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered for sale also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(4)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement represent $250,000,000 of unsold securities (the “Unsold Securities”) previously registered pursuant to a registration statement on Form S-3 (File No. 333-254483), initially filed by the registrant with the Securities and Exchange Commission on March 19, 2021 and declared effective on March 25, 2021 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the Registrant paid a filing fee of $27,275 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder and, as a result, no additional filing fee is due in respect of such Unsold Securities. Pursuant to Rule 415(a)(6), the offering of securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.